Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Thomas A. King
Mayfield Village, Ohio 44143	(440) 395-2260
http://www.progressive.com

The Company is scheduled to hold a one-hour conference call to address questions on Thursday, November 10, 2005, at 9:00 a.m. eastern time, subsequent to the posting of the Company’s Shareholders Report online and the filing of its Quarterly Report on Form 10-Q with the SEC. Registration for the teleconference or webcast is scheduled to be available on the Company’s Web site at http://investors.progressive.com/events.asp on or after October 19, 2005.
FOR IMMEDIATE RELEASE
MAYFIELD VILLAGE, OHIO — October 12, 2005 — The Progressive Corporation today reported the following results for September 2005:

	Month				Quarter

(millions, except per share amounts and ratios)	2005	2004	Change		2005	2004	Change
Net premiums written	$1,063.1	$1,002.4	6%		$3,556.9	$3,386.9	5%

Net premiums earned	1,071.6	1,013.2	6%		3,478.9	3,277.7	6%

Net income	104.6	120.5	(13)%		305.3	388.9	(21)%

Per share	.53	.55	(4)%		1.54	1.77	(13)%

Pre-tax net realized gains (losses) on securities	(8.9)	20.1	NM		(4.1)	23.9	NM

Combined ratio	88.9	88.1	(.8	)pts.	90.4	86.3	(4.1	)pts.

Diluted equivalent shares	198.4	219.0	(9)%		198.6	219.1	(9)%
NM=Not Meaningful
See the “Income Statements” for further month and year-to-date information and the monthly commentary at the end of this release for additional discussion.
     The Company offers insurance to personal and commercial auto drivers throughout the United States. The Company’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. The Company’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. See “Supplemental Information” for month and year-to-date results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
September 2005
(millions — except per share amounts)
(unaudited)

	Current
	Month	Comments on Monthly Results[1]
Direct premiums written	$1,082.6

Net premiums written	$1,063.1

Revenues:
Net premiums earned	$1,071.6
Investment income	48.9
Net realized gains (losses) on securities	(8.9)	Includes $3.7 million of write-downs on securities determined to have an other-than-temporary decline in market value.

Service revenues	3.0

Total revenues	1,114.6

Expenses:
Losses and loss adjustment expenses	737.6	Includes $66.0 million, or 6.2 combined ratio points, of catastrophic losses related to Hurricanes Katrina and Rita for both reported and incurred but not reported claims.

Policy acquisition costs	111.5
Other underwriting expenses	103.6
Investment expenses	1.0
Service expenses	1.5
Interest expense	6.9

Total expenses	962.1

Income before income taxes	152.5
Provision for income taxes	47.9

Net income	$104.6

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	195.5

Per share	$.53

Diluted:
Average shares outstanding	195.5
Net effect of dilutive stock-based compensation	2.9

Total equivalent shares	198.4

Per share	$.53

[1]	See the Monthly Commentary at the end of this release for additional discussion. For a description of the Company’s reporting and accounting policies, see Note 1 to the Company’s 2004 audited consolidated financial statements included in the Company’s 2004 Shareholders’ Report, which can be found at progressive.com/annualreport.
The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	(.3)%
Common stocks	1.1%
Total portfolio	(.1)%

Pretax recurring investment book yield	4.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
September 2005 Year-to-Date
(millions – except per share amounts)
(unaudited)

	Year-to-Date
			%
	2005	2004	Change
Direct premiums written	$10,983.3	$10,273.3	7

Net premiums written	$10,755.8	$10,025.8	7

Revenues:
Net premiums earned	$10,282.7	$9,605.2	7
Investment income	388.2	364.4	7
Net realized gains (losses) on securities	2.3	80.0	(97)
Service revenues	31.2	36.6	(15)

Total revenues	10,704.4	10,086.2	6

Expenses:
Losses and loss adjustment expenses	6,901.0	6,224.5	11
Policy acquisition costs	1,087.0	1,035.8	5
Other underwriting expenses	977.8	904.1	8
Investment expenses	8.8	10.4	(15)
Service expenses	18.4	18.0	2
Interest expense	62.2	60.3	3

Total expenses	9,055.2	8,253.1	10

Income before income taxes	1,649.2	1,833.1	(10)
Provision for income taxes	536.9	597.9	(10)

Net income	$1,112.3	$1,235.2	(10)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	197.3	216.2	(9)

Per share	$5.64	$5.71	(1)

Diluted:
Average shares outstanding	197.3	216.2	(9)
Net effect of dilutive stock-based compensation	2.9	3.4	(15)

Total equivalent shares	200.2	219.6	(9)

Per share	$5.56	$5.62	(1)

The following table sets forth the investment results for the year-to-date period:

	2005	2004
Fully taxable equivalent total return:
Fixed-income securities	2.6%	3.3%
Common stocks	4.7%	1.4%
Total portfolio	2.9%	3.1%

Pretax recurring investment book yield	4.0%	3.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
September 2005
($ in millions)
(unaudited)

	Current Month
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$599.4	$322.9	$922.3	$139.3	$1.5	$1,063.1
% Growth in NPW	2%	9%	4%	20%	NM	6%
Net Premiums Earned	$617.0	$320.2	$937.2	$132.3	$2.1	$1,071.6
% Growth in NPE	2%	12%	5%	11%	NM	6%

GAAP Ratios
Loss/LAE ratio[2]	70.1	66.9	69.0	64.5	NM	68.8
Expense ratio	20.1	19.9	20.0	20.2	NM	20.1

Combined ratio	90.2	86.8	89.0	84.7	NM	88.9

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$8.3
Current accident year						16.0

Calendar year actuarial adjustment	$21.2	$6.8	$28.0	$.7	$(4.4)	$24.3

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$8.3
All other development						26.1

Total development						$34.4

Calendar year loss/LAE ratio						68.8

Accident year loss/LAE ratio						72.0

Statutory Ratios
Loss/LAE ratio						68.9
Expense ratio						19.2

Combined ratio						88.1

NM = Not Meaningful

[1]	Amounts primarily include professional liability insurance for community banks and the Company’s run-off businesses. The other businesses generated an underwriting loss of $4.1 million for the month.

[2]	Hurricane related losses contributed 6.4 points to the loss/LAE ratio for Personal Lines (7.2 points for Agency and 5.0 points for Direct) and 4.3 points to Commercial Auto results.

[3]	Represents adjustments solely based on the Company’s corporate actuarial review.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
September 2005 Year-to-Date
($ in millions)
(unaudited)

	Year-to-Date
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$6,172.5	$3,198.4	$9,370.9	$1,367.6	$17.3	$10,755.8
% Growth in NPW	3%	12%	6%	15%	NM	7%
Net Premiums Earned	$6,001.7	$3,028.4	$9,030.1	$1,232.3	$20.3	$10,282.7
% Growth in NPE	4%	12%	7%	12%	NM	7%

GAAP Ratios
Loss/LAE ratio	68.0	67.4	67.8	62.3	NM	67.1
Expense ratio	20.3	19.9	20.1	19.8	NM	20.1

Combined ratio	88.3	87.3	87.9	82.1	NM	87.2

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$98.6
Current accident year						52.1

Calendar year actuarial adjustment	$92.0	$38.6	$130.6	$22.6	$(2.5)	$150.7

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$98.6
All other development						197.8

Total development						$296.4

Calendar year loss/LAE ratio						67.1

Accident year loss/LAE ratio						70.0

Statutory Ratios
Loss/LAE ratio						67.1
Expense ratio						19.2

Combined ratio						86.3

Statutory surplus						$5,500.4

Policies in Force	September	September
(in thousands)	2005	2004	Change

Agency — Auto	4,508	4,236	6%
Direct — Auto	2,305	2,050	12%
Other Personal Lines[3]	2,684	2,350	14%

Total Personal Lines	9,497	8,636	10%

Commercial Auto Business	464	413	12%

NM = Not Meaningful

[1]	The other businesses generated an underwriting profit of $7.5 million.

[2]	Represents adjustments solely based on the Company’s corporate actuarial review.

[3]	Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions— except per share amounts)
(unaudited)

September
2005
CONDENSED GAAP BALANCE SHEET:[1]
Investments — Available-for-sale, at market:
Fixed maturities (amortized cost: $10,420.3)	$10,397.8
Equity securities:
Preferred stocks (cost: $1,188.2)	1,192.8
Common equities (cost: $1,413.0)	2,016.9
Short-term investments (amortized cost: $918.9)	919.2

Total investments[2]	14,526.7
Net premiums receivable	2,627.7
Deferred acquisition costs	477.5
Other assets	1,523.2

Total assets	$19,155.1

Unearned premiums	$4,575.9
Loss and loss adjustment expense reserves	5,737.4
Other liabilities[2]	1,746.5
Debt	1,284.8
Shareholders’ equity	5,810.5

Total liabilities and shareholders’ equity	$19,155.1

Common Shares outstanding	197.1
Shares repurchased — September	.1
Average cost per share	$99.32
Book value per share	$29.48
Trailing 12-month return on average shareholders’ equity	28.3%
Net unrealized pre-tax gains on investments	$586.3
Increase (decrease) from August 2005	$(66.6)
Increase (decrease) from December 2004	$(83.1)
Debt to total capital ratio	18.1%
Fixed-income portfolio duration	2.9 Years
Weighted average credit quality	AA+

[1]	Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $339.4 million.

[2]	Amounts include net unsettled security acquisitions of $309.0 million.

Monthly Commentary
•	As discussed in August’s release, September’s higher written premium growth partially reflects the timing of when certain renewal premiums were included in results under the Company’s fiscal calendar.

•	Commercial Auto’s net premiums written growth rate for the month is attributable, in part, to an inventory of unprocessed applications in September 2004.

•	The Company’s total exposure for Hurricane Katrina is currently estimated at $173.6 million, which is $54.1 million higher than the Company’s estimate at the end of August. September has provided significantly more insight into the scope and severity of claims incurred. The total exposure for Hurricane Rita, which occurred during the month, is estimated at $11.9 million. The Company will continue to review its estimates and assumptions, and information as it develops, when reserving for these catastrophes.

•	Through October 10, 2005, approximately 23,700 claims were incurred by the Company for Hurricane Katrina and 3,100 claims were incurred for Hurricane Rita. The Company has settled about 65% of the claims reported on both storms, with almost 90% settled in Florida and approximately 50% settled in Louisiana. The Company has deployed more than 900 claims representatives from all 50 states to the affected areas and established 9 drive-in claims sites. Due to the nature of Hurricane Katrina, the Company expects the settlement of the losses to take longer than experienced from past storms.
The Progressive Group of Insurance Companies, in business since 1937, ranks third in the nation for auto insurance based on premiums written and provides drivers with competitive rates and 24/7, in-person and online service. The companies that offer insurance directly (by phone at 1-800-PROGRESSIVE and online at progressivedirect.com) market their products and services under the Progressive DirectSM brand, while the companies that offer insurance through more than 30,000 independent insurance agencies market their products and services under the Drive® Insurance from Progressive brand. The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. More information can be found at progressive.com, including a guide to interpreting the monthly reporting package.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; the Company’s ability to maintain the uninterrupted operation of its facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.